Exhibit 99.2

SCISAFE HOLDINGS, INC.

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

For the nine months ended September 30, 2020 and 2019

SCISAFE HOLDINGS, INC.

SCISAFE HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	September 30,	December 31,
	2020	2019
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$1,063,360	$383,411
Accounts receivable, net of allowance for doubtful accounts of $71,970 as of September 30, 2020 and December 31, 2019	944,935	547,826
Prepaid expenses	30,622	42,428
Other current assets	-	16,000

Total current assets	2,038,917	989,665

Property and equipment, net	2,995,181	2,230,463
Operating lease right-of-use assets, net	1,273,531	1,515,890
Financing lease right-of-use assets, net	18,964	23,954
Deposits	124,568	124,568

TOTAL ASSETS	$6,451,161	$4,884,540

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$884,959	$424,037
Accrued expenses and other current liabilities	315,150	249,846
Deferred revenue, current portion	121,108	30,528
Other payable	500,000	-
Lease liabilities, operating, current portion	392,832	349,348
Lease liabilities, financing, current portion	5,753	5,509
Related party payable	49,250	49,250
Accrued interest on stockholder loans	475,030	436,205
Stockholder loans	875,954	875,954
Other current liabilities	130,000	105,000

Total current liabilities	3,750,036	2,525,677

LONG-TERM LIABILITIES
Deferred revenue, long-term	113,474	101,672
Lease liabilities, operating, long-term	919,517	1,198,359
Lease liabilities, financing, long-term	13,652	17,998
PPP loan payable	295,300	-
Deferred tax liability	325,455	242,122

TOTAL LIABILITIES	5,417,434	4,085,828

Commitments and contingencies (Note 10)

STOCKHOLDERS' EQUITY
Common stock, $1.00 par value; 50,000 shares authorized, 900 shares issued and outstanding	900	900
Retained earnings	1,032,827	797,812
TOTAL STOCKHOLDERS' EQUITY	1,033,727	798,712

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$6,451,161	$4,884,540

The accompanying Notes to Condensed Consolidated Financial Statements are an integral part of these condensed consolidated financial statements

SCISAFE HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Nine months ended September 30,
	2020	2019

Service revenue	$4,526,046	$4,013,393

Cost of service revenue	3,126,510	2,628,542

Gross profit	1,399,536	1,384,851

Operating expenses
General and administrative	867,254	808,162
Sales and marketing	153,265	71,976

Total operating expenses	1,020,519	880,138

Operating income	379,017	504,713

Other income (expense)
Interest income	236	1
Interest expense	(48,825)	(48,470)

Total other income (expense)	(48,589)	(48,469)

Net income before provision for income taxes	330,428	456,244
Income taxes	95,413	121,847
Net income	$235,015	$334,397

The accompanying Notes to Condensed Consolidated Financial Statements are an integral part of these condensed consolidated financial statements

SCISAFE HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (UNAUDITED)
Nine months ended September 30, 2020 and 2019

	Common Stock Shares	Common Stock Amount	Retained Earnings	Total Stockholders' Equity

Balance, January 1, 2019	900	$900	$382,836	$383,736

Net income	-	-	334,397	334,397

Balance, September 30, 2019	900	900	717,233	718,133

Balance, January 1, 2020	900	900	797,812	798,712

Net income	-	-	235,015	235,015

Balance, September 30, 2020	900	$900	$1,032,827	$1,033,727

The accompanying Notes to Condensed Consolidated Financial Statements are an integral part of these condensed consolidated financial statements

SCISAFE HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Nine months ended September 30,
	2020	2019

OPERATING ACTIVITIES
Net income	$235,015	$334,397
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation and amortization	317,552	230,178
Bad debt expense	-	10,190
Non-cash lease expense	274,732	256,035
Loss on disposal of assets	6,120	-
Deferred income tax expense	83,333	95,061
Changes in:
Accounts receivable	(397,109)	(354,154)
Prepaid expenses	11,806	19,620
Other current assets	16,000	(53,916)
Accounts payable	(22,464)	(37,369)
Accrued expenses and other current liabilities	65,303	98,332
Accrued interest on stockholder loans	38,825	38,470
Lease liabilities	(267,732)	(255,413)
Deferred revenue	102,382	132,200
Other current liabilities	25,000	-
	488,763	513,631

INVESTING ACTIVITIES
Purchases of property and equipment	(600,012)	(369,433)
Security deposits	-	(159,568)
Net cash used in investing activities	(600,012)	(529,001)

FINANCING ACTIVITIES
Proceeds from other payable	500,000	-
Proceeds from PPP loan	295,300	-
Principal payments on finance type lease	(4,102)	-
Net cash provided by financing activities	791,198	-

NET CHANGE IN CASH	679,949	(15,370)

CASH AND CASH EQUIVALENTS, Beginning of period	383,411	128,066
CASH AND CASH EQUIVALENTS, End of period	$1,063,360	$112,696

Supplemental disclosures
Cash interest paid	$10,000	$10,000
Income taxes paid	$13,278	$2,945

Non-cash investing and financing activities
Purchase of property and equipment not yet paid	$483,386	$106,635
Equipment acquired under operations leases(1)	$-	$1,858,271
Equipment acquired under financing leases	$-	$23,954

(1) Includes leases that commenced during the nine months ended September 30, 2019, as well as balances related to leases in existence as of the date of the adoption of Topic 842

The accompanying Notes to Condensed Consolidated Financial Statements are an integral part of these condensed consolidated financial statements

SCISAFE HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2020 and 2019

NOTE 1 – BUSINESS OVERVIEW

Company Operations

SciSafe Holdings, Inc. (the “Parent”) was incorporated as a British Virgin Islands holding company in July of 2010. The Parent has 50,000 authorized shares and has total issued share capital of 900 common stock shares at $1.00 par value. The Parent was formed for the purpose of being a holding company for subsidiaries that are providers of pharmaceutical storage services. At the time of formation, the shareholders of the Parent entered into a loan agreement whereby the shareholders agreed to loan the Parent up to $900,000 (see Note 4). On March 31, 2020, the Parent filed a Certificate of Corporate Domestication as well as a Certificate of Incorporation with the State of Delaware. In connection with these filings, the name of the corporation was changed from SciSafe Holdings Limited to SciSafe Holdings, Inc. On June 25, 2020, a Certificate of Discontinuance was issued by the Registrar of Corporate Affairs of the British Virgin Islands stating that SciSafe Holdings Limited was discontinued in the British Virgin Islands as a company.

SciSafe Inc. (Delaware) was incorporated as a Delaware corporation in July of 2010 for the purpose of holding the common shares of SciSafe, Inc. (New Jersey). SciSafe Inc. (Delaware) is a wholly-owned subsidiary of the Parent and has 3,000 authorized and issued shares with no par value that are held by the Parent.

SciSafe, Inc. (New Jersey) was incorporated as a New Jersey corporation in August of 2010. SciSafe, Inc. (New Jersey) is a wholly-owned subsidiary of SciSafe Inc. (Delaware) and has 1,000 authorized and issued shares with no par value that are held by the SciSafe Inc. (Delaware). SciSafe, Inc. (New Jersey) provides dedicated pharmaceutical and biological specimen storage in its fully current Good Manufacturing Practices (“cGMP”) compliant facilities. SciSafe, Inc. (New Jersey) specializes in specimen storage for International Council for Harmonisation of Technical Requirements for Pharmaceuticals for Human Use stability testing, drug stability testing, pharmaceutical stability testing, vaccine storage, bulk pharmaceutical storage, retain sample storage, clinical trials storage, biostorage, cryogenic storage, cryopreservation for samples such as cord blood storage and stem cell storage.

Collectively, SciSafe Holdings, Inc., SciSafe Inc. (Delaware) and SciSafe, Inc. (New Jersey) are referred to as the Company.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The following is a summary of certain accounting policies followed in the preparation of these consolidated financial statements. The policies conform to accounting principles generally accepted in the United States of America (“U.S. GAAP”) and have been consistently applied in the preparation of the financial statements.

In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all adjustments, consisting of only normal, recurring adjustments necessary for a fair presentation of the financial position, results of operations, and cash flows. The results of operations for the interim periods presented are not necessarily indicative of results to be expected for the entire year.

Principles of Consolidation

The consolidated financial statements include the accounts of SciSafe Holdings, Inc. and its wholly-owned subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Significant estimates and assumptions by management affect the Company’s allowance for doubtful accounts and depreciation methods and periods.

SCISAFE HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2020 and 2019

The Company regularly assesses these estimates, however, actual results could differ materially from these estimates. Changes in estimates are recorded in the period in which they become known. The Company bases its estimates on historical experience and various other assumptions that it believes to be reasonable under the circumstances.

COVID-19 Pandemic

On March 10, 2020, the World Health Organization declared the outbreak of the novel coronavirus, SARS-CoV-2, which causes coronavirus disease 2019 (“COVID-19”) a pandemic. The COVID-19 pandemic, and the resulting restrictions intended to slow the spread of COVID-19, including stay-at-home orders, business shutdowns and other restrictions, has not materially affected the Company’s business, although at this time, the Company cannot estimate the financial impact.

The Company may also experience other negative impacts of the COVID-19 outbreak such as the lack of availability of the Company’s key personnel, temporary closures of the Company’s office or the facilities of the Company’s business partners, customers, third party service providers or other vendors, the inability to travel to market and sell its services, and the interruption of the Company’s supply chain, liquidity and capital or financial markets.

Any disruption and volatility in the global capital markets as a result of the pandemic may increase the Company’s cost of capital and adversely affect the Company’s ability to access financing when and on terms that the Company desires.

The ultimate extent to which the COVID-19 pandemic and its repercussions impact the Company’s business will depend on future developments, which are highly uncertain and cannot be reasonably determined. However, the foregoing and other continued disruptions to the Company’s business as a result of COVID-19 could result in a material adverse effect on the Company’s business, results of operations, financial condition, and cash flows.

On March 27, 2020, the President of the United States signed into law the “Coronavirus Aid, Relief, and Economic Security (CARES) Act.” The CARES Act, among other things, includes provisions relating to refundable payroll tax credits, deferment of employer side social security tax payments, net operating loss carryback periods, alternative minimum tax credit refunds, modifications to the net interest deduction limitations, increased limitations on qualified charitable contributions, and technical corrections to tax depreciation methods for qualified improvement property. The Company will continue to monitor the impact that the CARES Act may have on the Company’s business, financial condition, results of operations, or liquidity.

The Company determined that it met the original eligibility requirements per the guidelines originally established by the U.S. federal government as part of the CARES Act for the Pursuant to the Paycheck Protection Program (the “PPP”). As such, in May 2020, the Company received $295,300 in support from the PPP to fund operations during COVID-19. The Company has a good-faith belief that it properly satisfied all eligibility requirements for the PPP loan and intends to use the loan funds on qualifying expenses, which includes the Company’s payments for payroll, leases, and utilities. The Company intends to apply for loan forgiveness in accordance with the loan forgiveness provisions in the legislation; however, there can be no assurance that the Company will obtain full forgiveness of the loans based on the legislation.

Concentration of Credit Risk and Business Risk

The Company, from time to time during the years covered by these consolidated financial statements, may have bank balances in excess of its insured limits. Management has deemed this as a normal business risk.

All revenue from foreign customers are denominated in United States dollars.

In the nine months ended September 30, 2020 and 2019, the company derived approximately 31% of revenue from two customers and 38% of revenue from two customers, respectively. No other single customer generated over 10% of revenues during the nine months ended September 30, 2020 and 2019.

At September 30, 2020, two customers accounted for 23% of net accounts receivable. At September 30, 2019, three customers accounted for 51% of net accounts receivable. No other customers accounted for more than 10% of net accounts receivable.

Cash and cash equivalents

Cash equivalents that are readily convertible to cash are stated at cost, which approximates fair value. The Company considers all highly liquid investments with an original or remaining maturity of three months or less at the time of purchase to be cash equivalents. Cash equivalents consist of investments in money market funds as of September 30, 2020 and December 31, 2019.

SCISAFE HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2020 and 2019

On September 30, 2020, BioLife Solutions, Inc. (“BioLife”) advanced the Company $500,000 for general corporate purposes prior to the closing of the transaction described in Note 11. These amounts are included in cash and cash equivalents and an outstanding payable to BioLife which is included in other payable on the balance sheet as of September 30, 2020.

Accounts Receivable and Allowance for Doubtful Accounts

The Company carries its accounts receivable at their invoiced amounts. On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts, when deemed necessary, based on the history of past write-offs and collections and current credit conditions. At September 30, 2020 and December 31, 2019, the allowance for doubtful accounts was $71,970. The Company will place customer accounts on hold if they violate the payment terms of agreement. Generally, the Company does not require collateral for its accounts receivable. The Company does not charge interest on past due accounts receivable.

Property and Equipment

Property and equipment are stated at cost. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings. For consolidated financial statement purposes, property and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives of two to ten years. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized.

The Company examines the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value. There was no impairment as of or for the nine months ended September 30, 2020 and 2019.

Depreciation and Amortization

Depreciation and amortization of property and equipment are computed using the straight-line method over the estimated useful lives of assets at acquisition. Leasehold improvements are amortized over the shorter of the assets’ useful lives or the term of the lease.

Depreciation and amortization included in cost of service revenue for the nine months ended September 30, 2020 and 2019 was $317,552 and $230,178, respectively.

Revenue Recognition

Adoption of Accounting Standards Codification (“ASC”) Topic 606, “Revenue from Contracts with Customers”

On January 1, 2019, the Company adopted ASC 606 using the modified retrospective method for all contracts not completed as of the date of adoption, which had no impact on revenues. There was no impact upon adoption of ASC 606 to net cash and cash equivalents provided by (used in) operating, investing, or financing activities. Revenue is recognized when a customer obtains control of promised goods or services, in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. To determine revenue recognition for arrangements that an entity determines are within the scope of ASC 606, the Company performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the entity satisfies a performance obligation. The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the services it transfers to the customer. At contract inception, once the contract is determined to be within the scope of ASC 606, the Company assesses the services promised within each contract and determines those that are performance obligations, and assesses whether each promised service is distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied.

SCISAFE HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2020 and 2019

Service Revenue

The Company generates revenue primarily from pharmaceutical and biological specimen storage in its fully cGMP compliant facilities. In addition, the Company generates revenue from the storage of evidence in outstanding lawsuits. The Company measures revenue based upon the consideration specified in the client arrangement, and revenue is recognized when the performance obligations in the client arrangement are satisfied. Substantially all of the Company’s revenue is related to storage services and is recognized by the Company over time as the Company satisfies the performance obligations over time. Revenue is recognized over time as the customer simultaneously receives and consumes the benefits provided by the Company’s performance. The Company's right to payment is for an amount that corresponds directly with the value to the customer of the Company’s performance to-date.

During the year ended December 31, 2019, the Company had a contract with one of its customers where the Company performs biological storage and related services pursuant to a master services agreement and statement of work entered into during fiscal year 2019, amended in September 2020, at a warehouse facility that is sub-leased by the customer using equipment at the facility that is owned by the customer. The Company earned a monthly services fee of $145,834 during 2019 for the biological storage and related services and is entitled to charge $12,000 per month to cover expenses incurred by the Company. The Company agreed to pay the customer’s monthly sublease rent of approximately $42,000 on behalf of the customer to the customer’s third-party vendor. The Company determined that payment of its customer’s rent is akin to consideration payable to a customer and is presented net in service revenue as the Company does not obtain a distinct good or service from the third party vendor and the payment is made to the third party is for the benefit of the Company’s customer. The Company has also evaluated the nature of the arrangement with its customer and determined that a lease does not exist as of September 30, 2020 and December 31, 2019.

In accordance with the September 2020 amendment, the updated fee structure provided increasing discounts to the customer on a quarterly basis, as the level of service remaining consistent over the contractual period through December 31, 2021, revenue was recognized ratably over the service period. The Company also estimated the expected costs paid on behalf of the customer to the customer’s third-party vendor over the term of the arrangement. The service revenue continues to be presented net of these costs.

Deferred Revenues

The Company records deferred revenues when cash payments are received in advance of performance.

Practical Expedients and Exemptions

Applying the practical expedient in paragraph 606-10-32-18, the Company does not assess whether a significant financing component exists if the period between when the Company performs its obligations under the contract and when the customer pays is one year or less. None of the Company’s contracts contained a significant financing component or variable consideration as of and during the year ended December 31, 2019.

Financial Statement Impact of Adopting ASC 606

The Company adopted ASC 606 using the modified retrospective method. There was no adjustment to opening retained earnings due to the impact of adopting Topic 606.

Cost of Service Revenue

Cost of service revenue consists primarily of salaries and benefits associated with employee efforts expended directly on the collecting, storing, and returning of customers’ biological specimens as well as rent, maintenance costs, utility costs, depreciation, insurance, supplies, and shipping costs.

Shipping and Handling

The Company records the amount of shipping and handling costs billed of customers as revenue. The cost incurred for shipping and handling is included in cost of service revenue.

Advertising

Advertising costs are expensed as incurred. Advertising expense for the nine months ended September 30, 2020 and 2019 was $98,226 and $62,466, respectively.

SCISAFE HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2020 and 2019

Sales and Use Taxes

The Company records service revenues net of sales and use taxes.

Lease Accounting

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-02, Leases: ASC Topic 842, “Leases” (“ASU 2016-02”) that replaces existing lease guidance. The new standard is intended to provide enhanced transparency and comparability by requiring lessees to record right-of-use assets and corresponding lease liabilities on the balance sheet. Under the new guidance, leases will continue to be classified as either financing or operating, with classification affecting the pattern of expense recognition in the consolidated Statements of Operations. Lessor accounting is largely unchanged under ASU 2016-02.

The Company adopted ASU 2016-02 and related ASUs (collectively Accounting Standards Codification (“ASC”) 842) effective January 1, 2019. The Company elected the package of practical expedients, which permits the Company to retain prior conclusions about lease identification, lease classification and initial direct costs for leases that commenced before January 1, 2019. The new standard also provides practical expedients for an entity’s ongoing accounting. The Company elected the short-term lease recognition exemption for all leases that qualify. The Company also elected the practical expedient to combine lease and non-lease components for all leases other than net lease real estate leases.

The Company used a weighted average discount rate of 5.8% to determine the Company’s operating and financing lease liabilities. The weighted average remaining term for both the Company’s operating and financing leases is 2.9 years. The adoption of this standard resulted in the recording of operating lease right-of-use assets of $1,858,271 and lease liabilities of $1,886,029 as of January 1, 2019. Differences between right-of-use assets and lease liabilities relate to deferred rent liabilities that were included on the Company’s Balance Sheet prior to adoption of ASC Topic 842. These amounts were eliminated at the time of adoption and are included in the lease liabilities. Adoption of ASC Topic 842 did not have a material impact on the Company’s net earnings and had no impact on cash flows. Substantially all of the Company’s operating lease costs relate to fixed rent expense.

Income Taxes

The Company accounts for income taxes under an asset and liability approach that requires recognition of deferred tax assets and liabilities for expected future tax consequences of events that have been recognized in the Company’s financial statements or tax returns. Under this method, deferred tax assets and liabilities are recognized for the future tax effects of differences between tax bases of assets and liabilities, and financial reporting amounts, based upon enacted tax laws and statutory rates applicable to the periods in which the differences are expected to affect taxable income. The Company evaluates the likelihood of realization of deferred tax assets and provides an allowance where, in management’s opinion, it is more likely than not that the asset will not be realized.

The Company evaluates its uncertain income tax positions and may record a liability for any unrecognized tax benefits resulting from uncertain tax positions taken or expected to be taken in an income tax return. No liability has been recorded for uncertain tax positions or related interest or penalties at September 30, 2020 and December 31, 2019.

Recent Accounting Pronouncements

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments.” ASU 2016-13 requires companies to measure credit losses utilizing a methodology that reflects expected credit losses and requires a consideration of a broader range of reasonable and supportable information to inform credit loss estimates. For private companies, ASU 2016-13 is effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years.

In August 2018, the FASB issued ASU 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework – Changes to the Disclosure Requirements for Fair Value Measurement.” ASU 2018-13 includes amendments that aim to improve the effectiveness of fair value measurement disclosures. The amendments in this guidance modify the disclosure requirements on fair value measurements based on the concepts in FASB Concepts Statement, “Conceptual Framework for Financial Reporting—Chapter 8: Notes to Financial Statements,” including the consideration of costs and benefits. The amendments become effective for the Company in the year ending December 31, 2020 and early adoption is permitted. The Company adopted this guidance effective January 1, 2020. There was no material impact on the financial statements.

SCISAFE HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2020 and 2019

In December 2019, the FASB issued ASU 2019-12, “Income Taxes (Topic 740) – Simplifying the Accounting for Income Taxes.” ASU 2019-12 simplifies the accounting for income taxes by removing certain exceptions to the general principles in Topic 740, including, but not limited to, the exception to the incremental approach for intraperiod tax allocation when there is a loss from continuing operations and income or a gain from other items, the exceptions related to the recognition of a deferred tax liability related to an equity method investment and the exception to methodology for calculating income taxes in an interim period when a year-to-date loss exceeds the anticipated loss for the year. ASU 2019-12 becomes effective for the Company in the year ending December 31, 2021, including interim periods.

NOTE 3 – FAIR VALUE MEASUREMENT

In accordance with FASB ASC Topic 820, “Fair Value Measurements and Disclosures,” (“ASC Topic 820”), the Company measures its cash and cash equivalents and investments at fair value on a recurring basis. ASC Topic 820 clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, ASC Topic 820 establishes a three-tier value fair hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1 – Observable inputs that reflect quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2 – Observable inputs other than quoted prices included in Level 1 for similar assets or liabilities, quoted prices in markets that are not active or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

Level 3 – Unobservable data points for the asset or liability, and include situations where there is little, if any, market activity for the asset or liability. Valuations based on inputs that are unobservable and involve management judgment and the reporting entity’s own assumptions about market participants and pricing.

The Company’s cash equivalents are carried at fair value, determined according to the fair value hierarchy described above as a Level 1 investment. As of December 31, 2019, these cash equivalents amounted to $52,337. No other assets or liabilities were required to be measured at fair value on a recurring basis as of September 30, 2020 and December 31, 2019.

NOTE 4 – RELATED PARTY TRANSACTIONS

Related Party Payable

At September 30, 2020 and December 31, 2019, the Company was indebted to a related party in the amount of $49,250. The payable is unsecured, is classified as current on the balance sheet and is non-interest bearing. See further discussion in Note 11 regarding the subsequent settlement of the related party payable.

Stockholder Loans

At September 30, 2020 and December 31, 2019, the Company was indebted to stockholders in the amount of $875,954. The loan was entered into in September 2010 with an initial term of 6 years, is secured by the assets of SciSafe, Inc. (New Jersey), does not require scheduled payments, does not have covenants, is classified as current on the balance sheet and bears a simple annual interest rate of 5%. At September 30, 2020 and December 31, 2019, there was $475,030 and $436,205 of accrued interest outstanding on the loan, respectively. See further discussion in Note 11 regarding the subsequent settlement of the stockholder loans.

SCISAFE HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2020 and 2019

NOTE 5 – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	September 30,	December 31,
	2020	2019

Machinery and equipment	$4,006,537	$2,956,030
Leasehold improvements	301,063	301,062
Vehicles	39,608	18,898
	4,347,208	3,275,990
Less: accumulated depreciation	(1,352,027)	(1,045,527)
Net property and equipment	$2,995,181	$2,230,463

NOTE 6 – ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities consisted of the following:

	September 30,	December 31,
	2020	2019

Taxes payable	$134,937	$141,271
Accrued compensation	90,451	81,967
Other payables	55,267	2,815
Credit cards payable	34,495	23,793
Total accrued expenses and other current liabilities	$315,150	$249,846

NOTE 7 – LEASES

The Company leases approximately 32,500 square feet at its two locations in Cranbury, New Jersey. The terms of the two leases go through March 31, 2024 and January 31, 2023, respectively, and have no options to extend the terms. In accordance with the first lease, the Company’s monthly base rent is $13,267 at September 30, 2020, with scheduled increases each April. In accordance with the second lease, the Company’s monthly base rent is $7,656 at September 30, 2020, with a one-time scheduled increase in February 2021. For each lease, the Company is also required to pay an amount equal to the Company’s proportionate share of certain taxes and operating expenses.

The Company also leases approximately 16,153 square feet at its Billerica, Massachusetts location. The term of the lease continues until June 31, 2024 and has no option to extend the term. In accordance with the amended lease agreement, the Company’s monthly base rent is $12,788 at September 30, 2020, with scheduled increases each July. The Company is also required to pay an amount equal to the Company’s proportionate share of certain taxes and operating expenses.

The Company’s financing lease is related to machinery and equipment.

The Company used a weighted average discount rate of 5.8% to determine the Company’s operating and financing lease liabilities. The weighted average remaining term for both operating and financing leases is 2.9 years. As the Company’s implicit rate in its leases is not readily determinable, in determining the present value of lease payments, the Company uses its incremental borrowing rate based on the information available at the commencement date to determine the Company’s operating and financing lease liabilities. Cash paid for operating leases in the nine months ended September 30, 2020 and 2019 were $326,207 and $312,268, respectively. Cash paid for financing leases in the nine months ended September 30, 2020 and 2019 were $5,037 and $-0-, respectively.

As of September 30, 2020 and December 31, 2019, assets recorded under financing leases were $23,954, and accumulated amortization associated with financing leases was $4,549 and $447, respectively. As of September 30, 2020 and December 31, 2019, assets recorded under operating leases were $1,890,645 and $1,858,271, and accumulated amortization associated with operating leases was $617,114 and $342,381, respectively. Substantially all of the Company’s operating lease costs relate to fixed rent expense.

SCISAFE HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2020 and 2019

Maturities for the Company’s lease liabilities as of September 30, 2020 are as follows:

	Operating Leases	Financing Leases
2020	$114,839	$1,679
2021	447,237	6,716
2022	422,261	6,716
2023	336,299	6,154
2024	126,285	-
Total lease payments	1,446,921	21,265
Less: interest	(134,572)	(1,860)
Total present value of lease liabilities	$1,312,349	$19,405

NOTE 8 – INCOME TAXES

The provision for income taxes consisted of the following for the nine months ended September 30:

	2020	2019
Current tax
Federal	$(23,931)	$(1,157)
State	36,011	27,943
Total current tax	12,080	26,786

Deferred tax
Federal	91,008	90,386
State	(7,675)	4,675
Total deferred tax	83,333	95,061

Income tax expense	$95,413	$121,847

A reconciliation of income taxes computed using the U.S. federal statutory rate to that reflected in income is as follows at September 30:

	2020	2019
Federal tax expense on net income at statutory rate	21.0%	21.0%
State taxes	6.3%	6.1%
Other	1.6%	1.0%
Total	28.9%	28.1%

SCISAFE HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2020 and 2019

The principal components of the Company’s net deferred tax liabilities consisted of the following:

	September 30,	December 31,
	2020	2019
Deferred tax assets related to:
Accruals and reserves	$29,408	$29,261
Right-of-use lease liability	357,207	421,435
Deferred expenses - PPP loan	79,206	-
Deferred revenue	29,318	-
Deferred interest	127,413	117,000
Other	688	-
Total deferred tax assets	623,240	567,696

Deferred tax liabilities related to:
Right-of-use assets	(346,677)	(413,021)
Fixed assets	(602,018)	(396,797)
Total deferred tax liabilities	(948,695)	(809,818)

Net deferred tax liability	$(325,455)	$(242,122)

The Company determines its uncertain tax positions based on a determination of whether and how much of a tax benefit taken by the Company in its tax filings or positions is more likely than not to be sustained upon examination by the relevant income tax authorities. The Company is generally subject to examination by U.S. federal and local income tax authorities for all tax years in which loss carryforward is available.

The Company applies judgment in the determination of the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. As of September 30, 2020, the Company did not have any material uncertain tax positions.

NOTE 9 – 401(K) RETIREMENT PLAN

The Company sponsors a traditional 401(k) plan covering substantially all employees at least 21 years old who have completed six months of service. Eligible employees may contribute up to the IRS limit. Under the Plan, the Company can make contributions at the discretion of management. During the nine months ended September 30, 2020 and 2019, the Company contributed $27,602 and $21,101 in matching contributions, respectively. The Company has funded or accrued all calculated contributions as of the balance sheet date.

NOTE 10 – COMMITMENTS AND CONTINGENCIES

Other Current Liabilities

The Company did not file certain information returns on Internal Revenue Service (“IRS”) Form 5472, Information Return of a 25% Foreign-Owned U.S. Corporation or a Foreign Corporation Engaged in a U.S. Trade or Business for the years ended December 31, 2010 through 2019. Failure to furnish any information with respect to any foreign business entity required, within the time prescribed by the IRS, subjects the Company to certain late-filing penalties. There can be no assurance of abatement, so the Company has accrued $130,000 for potential penalties related to these filings, which is reflected as a current liability on the financial statements.

Litigation

The Company is subject to outstanding claims that arise in the ordinary course of business and to other legal proceedings. Management anticipates that any potential liability of the Company, which may arise with respect to these matters, will not materially affect the Company’s financial statements.

SCISAFE HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2020 and 2019

NOTE 11 – SUBSEQUENT EVENTS

On September 18, 2020, the Company entered into a Stock Purchase Agreement with BioLife Solutions, Inc. (“BioLife”) where BioLife agreed to purchase one hundred (100%) of the issued and outstanding capital shares or equity interests of the Company. On October 1, 2020, the Company sold all of its stock to BioLife and became a wholly owned subsidiary of BioLife. At the closing of the transaction, BioLife issued to the sellers of the Company 611,683 shares of common stock valued at $29.29 per share and a cash payment of $15 million, with $1.5 million held in escrow to account for adjustments for net working capital and as a security for, and a source of payment of, the Company’s indemnity rights. Pending the occurrence of certain events, BioLife will issue to the sellers of the Company an additional 626,000 shares of common stock, which shall be issuable to the sellers of the Company upon SciSafe achieving certain specified revenue targets in each year from 2021 to 2024. A portion of the proceeds from the sale were used to pay off the outstanding related party payable, stockholder loans and the associated accrued interest on the stockholder loans that were identified in Note 4.